CNL Strategic Capital, LLC 8-K

Exhibit 99.1

NEWS RELEASE

For information contact:

Colleen Johnson

Vice President, Communications

CNL Financial Group

407-650-1223

CNL LAUNCHES COMPANY TO ACQUIRE THE DEBT AND EQUITY
OF PRIVATE U.S. BUSINESSES

-- CNL Strategic Capital seeks to raise $1.1 billion in its initial public offering --

(Orlando, Fla.) March 7, 2018 — CNL Financial Group (CNL) has launched CNL Strategic Capital, LLC (CNL Strategic Capital), a limited liability company that seeks to provide long-term growth and current income to its investors by acquiring controlling equity stakes in combination with loan positions in durable and growing, middle-market businesses.

The registration statement pertaining to the initial public offering of CNL Strategic Capital was declared effective by the U.S. Securities and Exchange Commission (SEC) on March 7, 2018. CNL Strategic Capital will seek to raise up to $1.1 billion in capital over two years, selling four classes of shares in a publicly registered, non-traded offering.

CNL Strategic Capital is managed by an affiliate of CNL and sub-managed by an affiliate of Levine Leichtman Capital Partners, an investment management firm.

About CNL Strategic Capital

CNL Strategic Capital is a limited liability company that seeks to provide long-term growth and current income to individuals by acquiring controlling equity stakes in combination with loan positions in durable and growing, middle-market businesses. The company is externally managed by CNL Strategic Capital Management, LLC and Levine Leichtman Strategic Capital, LLC. For additional information, please visit cnlstrategiccapital.com.

About CNL Financial Group

CNL Financial Group (CNL) is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $34 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit cnl.com.

About Levine Leichtman Capital Partners

Levine Leichtman Capital Partners (LLCP) is a Los Angeles, California-based investment management firm that has managed approximately $9 billion of institutional capital since its inception. LLCP invests in middle market companies located in the United States and Europe. LLCP has offices in Los Angeles, New York, Dallas, Chicago, London and The Hague. For additional information, please visit llcp.com.

A registration statement relating to the common shares of CNL Strategic Capital is filed with the SEC. The offering of common shares for CNL Strategic Capital is being made solely by means of a written prospectus, which is available at sec.gov. The prospectus contains additional information about CNL Strategic Capital and should be read carefully by an investor before investing. Investors are advised to consider the investment objective, risks, charges and expenses of CNL Strategic Capital carefully before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC nor any state securities regulator has approved or disapproved of these securities or determined if the prospectus is truthful or complete. In addition, the Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of CNL Strategic Capital’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond CNL Strategic Capital’s control. Important risks, uncertainties and factors that could cause actual results to differ materially from CNL Strategic Capital’s expectations include those disclosed in the current prospectus for the public offering of CNL Strategic Capital’s common shares.

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